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                                                                     Exhibit 1.1

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC


                          RELIANT ENERGY, INCORPORATED


                         Transition Bonds, Series 2001-1


                             UNDERWRITING AGREEMENT
                             ----------------------


                               New York, New York
                                October 17, 2001

To the Representatives named in
 Schedule I hereto of the Underwriters
 named in Schedule II hereto

Ladies and Gentlemen:

     1.  Introduction. Reliant Energy Transition Bond Company LLC, a direct
         ------------
wholly owned subsidiary of Reliant Energy, Incorporated, a Texas corporation ("Reliant"), and a special purpose limited liability company formed under Delaware law (the "Issuer"), proposes to sell to the underwriters named in
Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of the Issuer's Transition Bonds, Series 2001-1 (the "Bonds"), identified in Schedule I hereto. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

     The Bonds will be issued pursuant to an Indenture, dated as of October 24, 2001, as supplemented by a First Supplemental Indenture dated as of October 24, 2001 (the "First Supplemental Indenture" and, together with the Indenture (as amended and supplemented from time to time), the "Indenture"), by and between the Issuer and Bankers Trust Company, as trustee (in such capacity, the "Trustee") and as securities intermediary (in such capacity, the "Securities Intermediary"). The Bonds will be secured primarily by the Transition Property (as defined in the Indenture) to be purchased by the Issuer from Reliant (in such capacity, the "Seller") pursuant to a Transition Property Sale Agreement, dated as of October 24, 2001 (the

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"Sale Agreement"), between the Seller and the Issuer. The Transition Property is
a property right created under the Texas Electric Choice Plan enacted by the Texas Legislature in June 1999 and the financing order (the "Financing Order") issued on May 31, 2000 by the Public Utility Commission of Texas (the "Texas Commission"). The Transition Property will be serviced pursuant to a Transition Property Servicing Agreement, dated as of October 24, 2001 (as amended and supplemented from time to time, the "Servicing Agreement"), between Reliant, as servicer (in such capacity and, together with any successor servicer, the "Servicer"), and the Issuer. Pursuant to the Indenture, the Issuer will grant to the Trustee, as trustee for the benefit of the holders of the Bonds (the "Bondholders"), all of its right, title and interest in and to the Transition Property, its rights under the Sale Agreement and the Servicing Agreement, and certain other rights specified in the Indenture.

     Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Indenture.

     2.  Representations and Warranties. Each of the Issuer and Reliant, jointly
         ------------------------------
and severally (except as to (q) below), represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.

     (a) The Issuer and the Bonds meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the Issuer has filed with the Securities and Exchange Commission (the "SEC") a registration statement (Registration No. 333-91093) on Form S-3, including a basic prospectus, for registration under the Act of the offering and sale of the Bonds. The Issuer has filed one or more amendments thereto, including a Preliminary Final Prospectus (as hereinafter defined), each of which has previously been furnished to the Representatives. Such registration statement, as so amended, has become effective. The offering of the Bonds is a Delayed Offering (as hereinafter defined) and, although the Basic Prospectus (as hereinafter defined) may not include all the information with respect to the Bonds and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus (as hereinafter defined), the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date (as hereinafter defined). Subsequent to the Effective Date, the Issuer filed with the SEC pursuant to Rule 424(b)(5) a Preliminary Final Prospectus. The Issuer will next file with the SEC pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Bonds and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Bonds and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Issuer has advised the Representatives, prior to the Execution Time, will be included or made therein.

     (b) On the Effective Date, the Registration Statement (as hereinafter defined) did or will, and, when the Final Prospectus is first filed in accordance with Rule 424(b) and on the

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Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules and regulations of the SEC thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply with the requirements of the Trust Indenture Act and the rules and regulations of the SEC thereunder; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, when any Preliminary Final Prospectus was first filed with the SEC (whether filed as part of the Registration Statement or pursuant to Rule 424) and when any amendment thereof or supplement thereto was first filed with the SEC, such Preliminary Final Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Issuer nor Reliant makes any representations or warranties as to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification (the "Form T-1") of the Trustee under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

     (c) Each document to be filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated by reference, or deemed to be incorporated by reference, in the Final Prospectus (including any document to be filed pursuant to the Exchange Act that will constitute an amendment to the Final Prospectus), when so filed, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder, and none of such documents, when so filed, will include any untrue statement of a material fact or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) The terms that follow, when used in this Underwriting Agreement, shall have the meanings indicated:

          (i) "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed.

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          (ii)   "Execution Time" shall mean the date and time that this
     Underwriting Agreement is executed and delivered by the parties hereto.

          (iii) "Basic Prospectus" shall mean the prospectus referred to in subsection (a) above contained in the Registration Statement at the Effective Date, including any Preliminary Final Prospectus.

          (iv) "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus that describes the Bonds and the offering thereof and is used prior to filing of the Final Prospectus.

          (v) "Final Prospectus" shall mean the prospectus supplement relating to the Bonds that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          (vi) "Registration Statement" shall mean the registration statement referred to in subsection (a) above, including all documents filed as a part thereof or incorporated by reference therein (but excluding the Form T-1), as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended.

          (vii)  "Rule 415" and "Rule 424" refer to such rules under the Act.

          (viii) "Delayed Offering" refers to an offering of securities pursuant to Rule 415 that does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.

Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (e) Deloitte & Touche LLP, the accountants who certified the financial statements of the Issuer included in the Final Prospectus, are independent public accountants with respect to the Issuer and Reliant as required by the Act and the rules and regulations of the SEC thereunder.

     (f) The financial statements included in the Final Prospectus present fairly the financial position and results of operations of the Issuer as of the respective dates and for the

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respective periods specified and, except as otherwise stated in the Final
Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved. The Issuer does not have any material contingent obligation that is not disclosed in the Final Prospectus.

     (g) The Issuer has been duly organized and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, has the requisite power and authority to conduct its business as presently conducted and as described in the Registration Statement and the Final Prospectus, and is duly qualified as a foreign limited liability company to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary; and the Issuer has all requisite power and authority to purchase the Transition Property and issue and sell the Bonds as described in the Final Prospectus and to execute, deliver and perform its obligations under this Underwriting Agreement, the Basic Documents to which it is a party and the Bonds.

     (h) Reliant has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Texas; and Reliant has all requisite corporate power and authority to transfer all of its rights and interests under the Financing Order and to enter into and perform its obligations under this Underwriting Agreement and the Basic Documents to which it is a party.

     (i) Each of this Underwriting Agreement and each of the Basic Documents to which the Issuer or Reliant is a party has been duly and validly authorized by the Issuer or Reliant, as applicable, and when executed and delivered by the Issuer or Reliant, as applicable, will constitute a valid and binding obligation of the Issuer or Reliant, as applicable, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

     (j) The issuance and sale of the Bonds in accordance with the terms of this Underwriting Agreement have been duly and validly authorized by the Issuer; the Bonds and the Indenture will conform to the descriptions thereof contained in the Final Prospectus; and the Bonds, when duly executed by the Issuer, authenticated by the Trustee and delivered to the Underwriters against payment of the agreed consideration therefor, will be entitled to the benefits provided by the Indenture and will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

     (k) The Issuer is not (i) in violation of its Amended and Restated Certificate of Formation or Amended and Restated Limited Liability Company Agreement, (ii) in default in the

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performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuer is a party or by which it may be bound, or to which any of the assets of the Issuer is subject, or (iii) materially in violation of any law, administrative regulation or administrative, arbitration or court order, except in each case to such extent as may be set forth in the Final Prospectus.

     (l) The issuance and sale of the Bonds by the Issuer, the purchase of the Transition Property by the Issuer from Reliant, the execution, delivery and performance by the Issuer of this Underwriting Agreement, the Bonds and each of the Basic Documents to which the Issuer is a party, and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuer is a party or by which the Issuer may be bound, or to which any of the assets of the Issuer is subject, nor will such action result in any violation of the provisions of the Issuer's Amended and Restated Certificate of Formation or Amended and Restated Limited Liability Company Agreement, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its assets.

     (m) The transfer by Reliant of all of its rights and interests under the Financing Order to the Issuer, the execution, delivery and performance by Reliant of this Underwriting Agreement and each of the Basic Documents to which Reliant is a party, and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Reliant is a party or by which Reliant may be bound, or to which any of the assets of Reliant is subject, nor will such action result in any violation of the provisions of Reliant's Restated Articles of Incorporation or Bylaws, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over Reliant or any of its assets, which conflict, breach, violation or default would be material to the issuance and sale of the Bonds or to the other transactions contemplated by this Underwriting Agreement and the Basic Documents, or would have a material adverse effect on the business, properties or financial condition of Reliant.

     (n)  Except for:

          (i) the order of the SEC making the Registration Statement effective,

          (ii) permits and similar authorizations required under the securities or blue sky laws of any jurisdiction, and

          (iii) any necessary action of the Texas Commission or filings required under the Financing Order,


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no consent, approval, authorization or other order of any governmental authority is required for the execution, delivery and performance by the Issuer or Reliant of this Underwriting Agreement and the consummation of the transactions contemplated hereby.

     (o) There is no pending or, to the knowledge of the Issuer or Reliant, threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Issuer or Reliant or any of their subsidiaries or affiliates required to be disclosed in the Final Prospectus that is not adequately disclosed therein.

     (p)  The Indenture has been duly qualified under the Trust Indenture Act.

     (q) The Issuer represents severally and not jointly with Reliant, that, as of the Closing Date, the representations and warranties of the Issuer contained in the Basic Documents to which the Issuer is a party will be true and correct. Reliant represents, severally and not jointly with the Issuer, that, as of the Closing Date, the representations and warranties of Reliant contained in the Basic Documents to which Reliant is a party will be true and correct.

     (r) Any transfer taxes related to the transfer of the Transition Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement shall have been paid or will be paid by the Issuer or Reliant at or prior to the Closing Date to the extent then due.

     Any certificate signed by any officer of the Issuer or Reliant and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuer or Reliant, as applicable, to each Underwriter as to the matters covered thereby.

     3.   Purchase and Sale. Subject to the terms and conditions and in reliance
          -----------------
upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in
Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter's name in Schedule II hereto.

     4.   Delivery and Payment. Delivery of and payment for the Bonds shall be
          --------------------
made on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Bonds being herein called the "Closing Date"). Delivery of the Bonds shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Issuer by wire transfer of immediately available funds. The Bonds to be so delivered initially shall be represented by Bonds registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Bonds will be represented by book entries on the records of DTC and participating members thereof. Definitive Bonds will be available only under limited circumstances.

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     The Issuer agrees to have the Bonds available for inspection, checking and packaging by the Representatives in Houston, Texas, not later than 12:00 p.m.
(Noon) Houston time on the business day prior to the Closing Date.

     5.   Covenants.
          ---------

     (a) Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

          (i) The Issuer will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Bonds, the Issuer will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Issuer has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. During the period from the Execution Time until 90 days after the Closing Date and at any time when a prospectus relating to the Bonds is required to be delivered under the Act, the Issuer will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Final Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule 424(b), (C) when any amendment to the Registration Statement shall have been filed or become effective; provided, that, with respect to documents filed pursuant to the Exchange Act and incorporated by reference into the Registration Statement, such notice shall be required during such time as the Underwriters are required, in the reasonable opinion of Vinson & Elkins L.L.P. or Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, to deliver a prospectus, (D) of any request by the SEC for any amendment to the Registration Statement or supplement to the Final Prospectus or for any additional information, (E) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (F) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (G) of the happening of any event during the period mentioned in paragraph (ii) below. The Issuer will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) If, at any time during the period from the Execution Time until 90 days after the Closing Date and at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to

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     state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, at any time during the period from the Execution Time until 90 days after the Closing Date and at any time when a prospectus relating to the Bonds is required to be delivered under the Act, it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the rules and regulations of the SEC thereunder, the Issuer promptly will (A) prepare and file with the SEC an amendment or supplement that will correct such statement or omission or effect such compliance and
     (B) supply any supplemented Final Prospectus to the Representatives in such quantities as they may reasonably request.

          (iii) As soon as practicable and no later than 12 months after the Closing Date, the Issuer will make generally available to the Bondholders and to the Representatives an earnings statement or statements of the Issuer that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (iv) The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, during the period from the Execution Time until 90 days after the Closing Date and for so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering.

          (v) The Issuer will arrange for the qualification of the Bonds for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Bonds, in any jurisdiction where it is not now so subject.

          (vi) Until the business date set forth on Schedule I hereto, the Issuer will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

          (vii) For a period from the date of this Underwriting Agreement until the retirement of the Bonds, or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer will deliver to the Representatives the annual statements of compliance and the annual independent auditor's servicing reports furnished to the Issuer or the Trustee pursuant to the Servicing Agreement or the Indenture, as applicable, as soon as such statements and reports are furnished to the Issuer or the Trustee.

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          (viii) So long as any of the Bonds are outstanding or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer will furnish to the Representatives (A) as soon as available, a copy of each report of the Issuer filed with the SEC under the Exchange Act, or mailed to Bondholders,
     (B) a copy of any filings made by the Issuer or Reliant with the Texas Commission pursuant to the Texas Electric Choice Plan and the Financing Order, including, but not limited to, any annual or more frequent adjustment filings, and (C) from time to time, any information concerning the Issuer as the Representatives may reasonably request.

          (ix) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(k) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

     (b) Covenants of Reliant. Reliant covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 5(a):

          (i) Reliant will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Reliant will use its best efforts to prevent the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) If, at any time during the period from the Execution Time until 90 days after the Closing Date and at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, at any time during the period from the Execution Time until 90 days after the Closing Date and at any time when a prospectus relating to the Bonds is required to be delivered under the Act, it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the rules and regulations of the SEC thereunder, Reliant promptly will, or promptly will cause the Issuer to, (A) prepare and file with the SEC an amendment or supplement that will correct such statement or omission or effect such compliance and (B) supply any supplemented Final Prospectus to the Representatives in such quantities as they may reasonably request.

          (iii) Until the business date set forth on Schedule I hereto, Reliant will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities similar to the Bonds (other than the Bonds).

          (iv) So long as any of the Bonds are outstanding or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs

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     first, and Reliant is the Servicer, Reliant will furnish to the
     Representatives (A) as soon as available, a copy of each report of the Issuer filed with the SEC under the Exchange Act, or mailed to Bondholders,
     (B) a copy of any filings with the Texas Commission pursuant to the Texas Electric Choice Plan and the Financing Order, including, but not limited to, any annual or more frequent adjustment filings, and (C) from time to time, any information concerning Reliant or the Issuer as the Representatives may reasonably request.

          (v) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(k) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by Reliant on or after the Closing Date, Reliant shall furnish such documents and take such other actions.

          (vi) Reliant will apply the proceeds of the issuance and sale of the Bonds for the purposes described in the Final Prospectus.

     6.   Conditions to the Obligations of the Underwriters. The obligations of
          -------------------------------------------------
the Underwriters to purchase the Bonds shall be subject to (i) the accuracy of the representations and warranties (A) on the part of the Issuer and Reliant contained in this Underwriting Agreement, (B) on the part of Reliant contained in Article III of the Sale Agreement, and (C) on the part of the Servicer contained in Section 5.01 of the Servicing Agreement, all as of the Execution Time and the Closing Date; (ii) the accuracy of the statements of the Issuer and Reliant made in any certificates pursuant to the provisions hereof; (iii) the performance by the Issuer and Reliant of their obligations hereunder; and (iv) the following additional conditions precedent:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date, or (ii) 12:00 Noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date; the Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Representatives shall have received an opinion or opinions, dated the Closing Date, of Rufus S. Scott, Deputy General Counsel of Reliant, substantially covering the opinion points listed in Exhibit A hereto.
                                                    ---------

     (c) The Representatives shall have received an opinion or opinions, dated the Closing Date, of Baker Botts L.L.P., counsel to the Issuer and Reliant, substantially covering the opinion points listed in Exhibit B hereto.
                                                    ---------
                                       11

     (d) The Representatives shall have received an opinion or opinions, dated the Closing Date, of Richard, Layton and Finger, P.A., special Delaware counsel to the Issuer, substantially covering the opinion points listed in Exhibit C
                                                                   ---------
hereto.

     (e) The Representatives shall have received an opinion, dated the Closing Date, of Seward & Kissel LLP, special New York counsel to the Trustee and the Securities Intermediary, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) Bankers Trust Company is a banking corporation validly existing under the laws of the State of New York;

          (ii) Each of the Trustee and the Securities Intermediary has full power and authority to execute, deliver and perform its respective obligations under the Indenture, the First Supplemental Indenture and the Intercreditor Agreement (the "Trustee Agreements"), as the case may be, and has taken all necessary action to authorize the execution, delivery and performance by it of each of the Trustee Agreements to which it is a party;

          (iii) each of the Trustee Agreements has been duly executed and delivered by the Trustee or the Securities Intermediary, as the case may be, and constitutes a legal, valid and binding obligation of the Trustee or the Securities Intermediary, as the case may be, enforceable under New York law against the Trustee or the Securities Intermediary, as the case may be, in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Estate and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (iv) the Trustee has duly authenticated the Bonds issued on the Closing Date in accordance with the terms of the Indenture and the First Supplemental Indenture;

          (v) to the best of such counsel's knowledge, no approval, authorization or other action by or filing with any governmental authority of the United States of America or of the State of New York having jurisdiction over the banking or trust powers of the Trustee or the Securities Intermediary is required in connection with the execution and delivery by the Trustee or the Securities Intermediary of the Trustee Agreements; and

          (vi) the execution and delivery of the Trustee Agreements and the performance by the Trustee or the Securities Intermediary, as the case may be, of the respective terms of the Trustee Agreements do not conflict with or result in a violation of the Articles of Incorporation or By-laws of the Trustee or the Securities Intermediary or the applicable federal laws of the United States of America or of the State of New York having jurisdiction over the banking or trust powers of the Trustee or the Securities Intermediary.

     (f) The Representatives shall have received an opinion, dated the Closing Date, from each of Vinson & Elkins L.L.P. and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, with respect to the issuance and sale of the Bonds, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer and Reliant shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) The Representatives shall have received a certificate of the Issuer, signed by a duly authorized manager of the Issuer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Underwriting Agreement and that:

          (i) the representations and warranties of the Issuer in this Underwriting Agreement and made pursuant to the Indenture are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Issuer's knowledge, are threatened by the SEC, and any request on the part of the SEC for additional information has been complied with; and

          (iii) since the dates as of which information is given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, business or properties of the Issuer, whether or not arising from transactions contemplated by the Final Prospectus or in the ordinary course of business, or (B) the Transition Property or any right related thereto under the Texas Electric Choice Plan or the Financing Order, except as set forth in the Final Prospectus (exclusive of any supplement thereto).

     (h) The Representatives shall have received a certificate of Reliant, signed by an executive officer (including, without limitation, the Treasurer) of Reliant, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Underwriting Agreement and that:

          (i) the representations and warranties of Reliant in this Underwriting Agreement, the Sale Agreement, the Servicing Agreement and the Administration Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Reliant has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to Reliant's knowledge, are threatened by the SEC, and any request on the part of the SEC for additional information has been complied with; and

          (iii) since the dates as of which information is given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change (A) in or affecting the business, properties or financial condition of Reliant, whether or not arising from transactions contemplated by the Final Prospectus or in the ordinary course of business, or (B) in the Transition Property or any right related thereto under the Texas Electric Choice Plan or the Financing Order, except as set forth in the Final Prospectus (exclusive of any supplement thereto).

     (i) At the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives (i) a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Final Prospectus agrees with the accounting records of the Issuer and Reliant, excluding any questions of legal interpretation, and (ii) the opinion or certificate, dated as of the Closing Date, in form and substance satisfactory to the Representatives, satisfying the requirements of Section 2.10(7) of the Indenture.

     References to the Final Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

     In addition, except as provided in Schedule I hereto, at the Execution Time, Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

     (j) Subsequent to the Execution Time, there shall not have occurred any change, or any development involving a prospective change, in or any event affecting either (i) the business, properties or financial condition of the Issuer or Reliant, or (ii) the Transition Property, the Bonds, the Texas Electric Choice Plan or the Financing Order, the effect of which is, in the case of either (i) or (ii) above, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Registration Statement (exclusive of any amendment thereto relating to such change, development or event) and the Final Prospectus (exclusive of any supplement thereto relating to such change, development or event).

     (k) The Bonds shall have been rated in the highest long-term rating category by each Rating Agency and on or after the date hereof no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Bonds.

     (l) On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been, are being or will be made, as applicable, pursuant to Section 3.08 of the Sale Agreement and in accordance with the Texas Electric Choice Plan and other applicable law reflecting (1) the purchase of the Transition Property by the Issuer from the Seller and the Issuer's first priority perfected ownership interest in the Transition Property, including the filing of financing statements in the office of the Secretary of State of the State of Texas pursuant to the Texas Electric Choice Plan and the Texas Uniform Commercial Code, and (2) the grant of a security interest by the Issuer in the Trust Estate to the Trustee, including the filing of UCC financing statements in the office of the Secretary of State of the State of Delaware.

     (m) On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, of compliance with Section 2.10 of the Indenture, together with such reliance letters as the Representatives shall reasonably request.

     (n) Prior to the Closing Date, the Issuer and Reliant shall have furnished to the Representatives such further information, certificates, opinions and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the offices of Baker Botts L.L.P. in the City of Houston, Texas on the Closing Date.

     7.   Expenses.
          --------

     (a) The Issuer and Reliant will pay, or cause to be paid, all reasonable costs and expenses incident to the performance of its obligations and those of the Issuer under this Underwriting Agreement, including without limiting the generality of the foregoing, (i) all costs, taxes and expenses incident to the issuance and delivery of the Bonds to the Underwriters, (ii) all costs and expenses incident to the word processing, printing, reproduction and distribution of the Registration Statement as originally filed with the SEC and each amendment thereto, Preliminary Final Prospectuses and the Final Prospectus (including any amendments and supplements thereto), (iii) all fees, disbursements and expenses of the Trustee, the Securities Intermediary and their counsel, (iv) all fees, disbursements and expenses of counsel to the Issuer and Reliant, and the independent public accountants of the Issuer, (v) all fees charged by the Rating Agencies in connection with the rating of the Bonds, (vi) all fees of DTC in connection with the book-entry registration of the Bonds, and (vii) expenses incurred in distributing Preliminary Final Prospectuses and the Final Prospectus (including any amendments and supplements thereto) by the Underwriters. The Issuer and Reliant will also pay all reasonable fees and disbursements of Underwriters' counsel, and will reimburse the Underwriters for any reasonable expenses incurred by the Underwriters in connection with the qualification of the Bonds for sale pursuant to Section 5(a)(v) hereof under the laws of such jurisdictions in the United States as the Representatives may designate, each as set forth in Schedule I hereto.

     (b) If the sale of the Bonds provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer or Reliant to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 9) by any of the Underwriters, the Issuer and Reliant will, jointly and severally, reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Bonds.

     8.   Indemnification and Contribution.
          --------------------------------

     (a) The Issuer and Reliant, jointly and severally, agree to indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon (i) the complete or partial judicial invalidation of the Texas Electric Choice Plan, or the repeal, revocation or complete or partial judicial invalidation of the Financing Order or (ii) either the Act or the Exchange Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, any Preliminary Final Prospectus, the Basic Prospectus or the Final Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Issuer or Reliant by any Underwriter through the Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof; provided that in no case is the Issuer or Reliant to be liable with respect to any claims made against any Underwriter or any such controlling person unless such Underwriter or such controlling person shall have notified Reliant in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or such controlling person, but failure to notify Reliant of any such claim shall not relieve the Issuer or Reliant from any liability that either may have to such Underwriter or such controlling person otherwise than on account of the indemnity agreement contained in this paragraph; and provided, further, that the foregoing indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter if a copy of the Final Prospectus, as amended or supplemented, had not been sent or given by or on behalf of such Underwriter to the person asserting any such losses, claims, damages or liabilities concurrently with or prior to delivery of the written confirmation of the sale of Bonds to such person and the untrue statement or omission of a material fact contained in the Basic Prospectus or such Preliminary Final Prospectus was corrected in the Final Prospectus as amended or supplemented.

     The Issuer and Reliant will be entitled to participate at their own expense in the defense, or, if they so elect, to assume the defense of any suit brought to enforce any such liability, but, if the Issuer or Reliant elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Issuer or Reliant elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the Issuer or Reliant shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Underwriter or Underwriters or controlling person or persons and the Underwriter or Underwriters or controlling person or persons have been advised by such counsel that one or more legal defenses may be available to it or them that may not be available to the Issuer or Reliant, in which case the Issuer or Reliant shall not be entitled to assume the defense of such suit on behalf of such Underwriter or Underwriters or controlling person or persons, notwithstanding their obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Issuer and Reliant shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Underwriters and their controlling persons, which firm shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Issuer and Reliant shall not be liable to indemnify any person for any settlement of any such claim effected without their consent. This indemnity agreement will be in addition to any liability that the Issuer and Reliant might otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer and Reliant, each of their directors or managers, each of their officers or managers who have signed the Registration Statement, and each person, if any, who controls the Issuer or Reliant within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, any Preliminary Final Prospectus, the Basic Prospectus or the Final Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Issuer or Reliant by such Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information: the first and second paragraphs (including the table) under the caption "The Underwriters' Sales Price for the Series 2001-1 Transition Bonds" and in the first paragraph and the last sentence of the last paragraph under the caption "Various Types of Underwriter Transactions That May Affect the Price of the Series 2001-1 Transition Bonds" in the section entitled "Underwriting the Series 2001-1 Transition Bonds" in the Final Prospectus; provided that in no case is such Underwriter to be liable with respect to any claims made against the Issuer or Reliant or any such director, manager, officer or controlling person unless the Issuer or Reliant or any such director, manager, officer or controlling person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Issuer or Reliant or any such director, manager, officer or controlling person, but failure to notify such Underwriter of any such claim shall not relieve it from any liability that it may have to the Issuer or Reliant or any such director, manager, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph.

     Such Underwriter will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that such Underwriter elects to assume the defense of any such suit and retain such counsel, the Issuer or Reliant or any such director, manager, officer or controlling person, defendant or defendants in the suit, may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) such Underwriter shall have specifically authorized the retaining of such counsel or
(ii) the parties to such suit include the Issuer or Reliant or any such director, manager, officer or controlling person and such Underwriter and the Issuer or Reliant or such director, manager, officer or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them that may not be available to such Underwriter, in which case such Underwriter shall not be entitled to assume the defense of such suit on behalf of the Issuer or Reliant or such director, manager, officer or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Underwriter shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all of the Issuer or Reliant and any such director, manager, officer or controlling person, which firm shall be designated in writing by Reliant. Such Underwriter shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.

     (c) If recovery is not available under Section 8(a) or 8(b) hereof, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Bonds (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Issuer and Reliant and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or any person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Bonds purchased by such Underwriter under this Underwriting Agreement, less the aggregate amount of any damages that such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

     9.   Default by an Underwriter. If any one or more Underwriters shall fail
          -------------------------
to purchase and pay for any of the Bonds agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Bonds set forth opposite their names in Schedule II hereto bears to the aggregate amount of Bonds set forth opposite the names of all the remaining Underwriters) the Bonds that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Bonds that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Bonds set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Bonds, and if such nondefaulting Underwriters do not purchase all the Bonds, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer or Reliant. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding seven days, as the Representatives, in consultation with the Issuer and Reliant, shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and Reliant and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10.  Termination. This Underwriting Agreement shall be subject to
          -----------
termination by notice given to the Issuer and Reliant prior to delivery of and payment for the Bonds on the Closing Date, if prior to such time there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (ii) a general moratorium on commercial banking activities declared by federal or New York State authorities or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or the occurrence of any other calamity or crisis, if the effect of any such event specified in this Section 10 upon the financial markets in the United States, in the reasonable judgment of the Representatives, makes it impracticable to market the Bonds, to proceed with the public offering or to deliver the Bonds being issued on the Closing Date on the terms and in the manner contemplated in the Final Prospectus.

     11.  Representations and Indemnities to Survive. The respective agreements,
          ------------------------------------------
representations, warranties, indemnities and other statements of the Issuer or its managers, Reliant or its officers, and the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or of the Issuer, Reliant or any of the managers, officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Bonds. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement and the complete or partial judicial invalidation of the provisions of the Texas Electric Choice Plan relevant to securitization.

     12.  Notices. All communications hereunder will be in writing and may be
          -------
given by United States mail, reputable courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered or transmitted, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to them at the address specified in Schedule I hereto; and if sent to Reliant, to it at Reliant Energy, Incorporated, 1111 Louisiana, Houston, Texas 77002, Attention:
Treasurer; and if sent to the Issuer to it at Reliant Energy Transition Bond Company LLC, 1111 Louisiana, Suite 4667, Houston, Texas 77002, Attention: Marc Kilbride. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

     13.  Successors. This Underwriting Agreement will inure to the benefit of
          ----------
and be binding upon the parties hereto and their respective successors and the managers, officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14.  Applicable Law. This Underwriting Agreement will be governed by and
          --------------
construed in accordance with the laws of the State of New York.

     15.  Counterparts. This Underwriting Agreement may be signed in any number
          ------------
of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, Reliant and the several Underwriters.

                                              Very truly yours,

                                              RELIANT ENERGY TRANSITION
                                                 BOND COMPANY LLC


                                              By: ______________________________
                                                   Name:
                                                   Title:


                                              RELIANT ENERGY, INCORPORATED


                                              By: ______________________________
                                                   Name:
                                                   Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the date specified in Schedule I hereto.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By: _______________________________
     Name:
     Title:

For itself and the other several
Underwriters, if any, named in Schedule II to this Underwriting Agreement.

                                   SCHEDULE I

Underwriting Agreement dated October 17, 2001

Registration Statement No. 333-91093

Representative(s):

         Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
         250 Vesey Street
         World Financial Center
         North Tower
         New York, New York  10281

Title/Description of Bonds:

     Reliant Energy Transition Bond Company LLC Transition Bonds, Series 2001-1

Principal Amount, Price to Public, Underwriting Discounts and Commissions, and Proceeds to Issuer:


                                                               Underwriting
                       Total Principal                        Discounts and
                       Amount of Class     Price to Public     Commissions     Proceeds to Issuer
                       ---------------     ---------------     -----------     ------------------
Class A-1...........    $115,000,000              99.99546%            0.35%           99.64546%
Class A-2...........    $118,000,000              99.98652%            0.43%           99.55652%
Class A-3...........    $130,000,000              99.95206%            0.49%           99.46206%
Class A-4...........    $385,897,000              99.93718%           0.535%           99.40218%
                        ------------       ---------------    -------------     ---------------
    TOTAL               $748,897,000       $748,571,130.10    $3,611,448.95     $744,959,681.15
                        ============       ===============    =============     ===============

Plus, the Underwriters will be reimbursed by the Issuer for:

     $1,760,570.00 of expenses, consisting of $0 of out-of-pocket expenses and $1,760,570.00 for Underwriters' counsel.

Original Issue Discount (if any):  $325,869.90

Redemption provisions:

     As set forth in the Indenture.

Other provisions:

     None.

Closing Date, Time and Location:

     October 24, 2001 at 9:00 a.m.

     Baker Botts L.L.P., 910 Louisiana, One Shell Plaza, Houston, Texas 77002

Date referred to in Section 5(a)(vi) and Section 5(b)(iii) after which the Issuer and Reliant may offer or sell asset-backed securities without the consent of the Representatives:

     October 31, 2001

                                   SCHEDULE II

                                                    Class A-1        Class A-2      Class A-3       Class A-4         Total
                                                    ---------        ---------      ---------       ---------         -----
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ......................   $  57,500,000   $  59,000,000   $ 65,000,000    $ 192,948,500   $ 374,448,500
Bear, Stearns & Co. Inc. ......................   $  19,550,000   $  20,060,000   $ 22,100,000    $  65,602,490   $ 127,312,490
Goldman, Sachs & Co. ..........................   $  11,500,000   $  11,800,000   $ 13,000,000    $  38,589,700   $  74,889,700
Banc One Capital Markets, Inc. ................   $   7,475,000   $   7,670,000   $  8,450,000    $  25,083,305   $  48,678,305
Credit Suisse First Boston Corporation ........   $   7,475,000   $   7,670,000   $  8,450,000    $  25,083,305   $  48,678,305
Lehman Brothers Inc. ..........................   $   7,475,000   $   7,670,000   $  8,450,000    $  25,083,305   $  48,678,305
Loop Capital Markets, LLC .....................   $   4,025,000   $   4,130,000   $  4,550,000    $  13,506,395   $  26,211,395
                                                  -------------   -------------   ------------    -------------   -------------
   Total ......................................   $ 115,000,000   $ 118,000,000   $130,000,000    $ 385,897,000   $ 748,897,000
                                                  =============   =============   ============    =============   =============

                                                                       EXHIBIT A

          Opinion of Rufus S. Scott, Deputy General Counsel of Reliant
          ------------------------------------------------------------

     1. No consent, approval, authorization or other order of, or filing or registration with, any governmental regulatory body (other than has already been obtained or made or other than such as may be required under applicable state or federal securities laws, as to which such counsel need not express an opinion) is required as a condition to the validity of the Basic Documents and the Underwriting Agreement or in connection with the execution, delivery and performance by Reliant of the Basic Documents and the Underwriting Agreement.

     2. The execution, delivery and performance by Reliant of the Basic Documents and the Underwriting Agreement, each in accordance with its terms, will not result in the breach or violation of, or constitute a default under,
(i) the Restated Articles of Incorporation or the Bylaws of Reliant, each as amended to date, (ii) any indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which Reliant is a party or by which it is bound or to which its property is subject, (iii) to the best of such counsel's knowledge, any other agreement or instrument to which Reliant is a party or by which it is bound or to which its property is subject or (iv) any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over Reliant or its property, in each case in any manner that would have a material adverse effect on the business of Reliant or the transactions contemplated in the Underwriting Agreement and the Basic Documents.

     3. To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which Reliant or any of its subsidiaries is subject, or involving or relating to the Financing Order or the collection of the Transition Charges, of a character required to be disclosed in the Final Prospectus that is not so disclosed.

                                                                       EXHIBIT B

        Opinion of Baker Botts L.L.P., Counsel to the Issuer and Reliant
        ----------------------------------------------------------------

     1. The Issuer is duly qualified to do business and is in good standing under the laws of the State of Texas.

     2. The Issuer has the limited liability company power and authority to execute, deliver and perform its obligations under each of the Basic Documents, the Underwriting Agreement and the Bonds and to own its properties and conduct its business as described in the Registration Statement and the Final Prospectus.

     3. The execution and delivery of each of the Basic Documents, the Underwriting Agreement and the Bonds and the consummation by the Issuer of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on the part of the Issuer, and each of the Basic Documents and the Underwriting Agreement has been duly executed and delivered by the Issuer.

     4. The issue and sale of the Bonds by the Issuer, the execution and delivery by the Issuer of each of the Basic Documents and the Underwriting Agreement and the performance by the Issuer of its obligations under each of the foregoing, each in accordance with its terms, will not result in the breach or violation of, or constitute a default under, the Amended and Restated Certificate of Formation or the Amended and Restated Limited Liability Company Agreement of the Issuer, any indenture, or other agreement or instrument to which the Issuer is a party or by which it is bound or to which its property is subject, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or its property, in any manner that would have a material adverse effect on the business of the Issuer or the transactions contemplated in the Underwriting Agreement and the Basic Documents.

     5. Reliant has been duly incorporated and is validly existing in good standing under the laws of the State of Texas, and has corporate power and authority to execute, deliver and perform its obligations under each of the Basic Documents and the Underwriting Agreement.

     6. The execution, delivery and performance by Reliant of each of the Basic Documents and the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of Reliant, and each of the Basic Documents and the Underwriting Agreement has been duly executed and delivered by Reliant.

     7. No consent, approval, authorization or other order of, or filing or registration with, any governmental authority (other than (i) such as may be required for the perfection and priority of the lien under the Indenture, (ii) has already been obtained or made or (iii) such as may be required under applicable state securities laws, as to which such counsel need not express an opinion) is required as a condition to the validity of the Basic Documents, the Underwriting Agreement and the Bonds, or in connection with the execution, delivery and performance by the Issuer of the Basic Documents, the Underwriting Agreement and the Bonds.

     8. Each of the Basic Documents constitutes the valid and binding obligation of the Issuer and Reliant, enforceable against the Issuer and Reliant, as applicable, in accordance with its terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     9. The Bonds have been duly authorized and executed, and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will constitute the valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     10.  The Indenture has been duly qualified under the Trust Indenture Act.

     11. The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted and are pending or are threatened by the SEC under the Act; the Registration Statement, as of its effective date, and the Final Prospectus, as of its date, (except for (A) the operating statistics and financial statements contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements), (B) the other financial and statistical information contained or incorporated by reference therein and (C) the exhibits thereto, as to which such counsel is not asked to comment) complied as to form in all material respects with the requirements of Form S-3 under the Act and the applicable rules and regulations of the SEC thereunder, and each document incorporated by reference therein as originally filed pursuant to the Exchange Act (except for (A) the operating statistics and financial statements contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements), (B) the other financial and statistical information contained or incorporated by reference therein and (C) the exhibits thereto, as to which such counsel is not asked to comment) when so filed complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the SEC thereunder.

     12. The Issuer is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Final Prospectus, will not be required to be registered as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     13. Pursuant to a Memorandum Opinion and Order Granting Exemption to Holding Company dated July 24, 1997 issued by the SEC (Release No. 35-26744), Reliant is exempt from regulation as a public utility holding company under
Section 3(a)(2) of the Public Utility Holding Company Act of 1935, as amended, except the provisions of Section 9(a)(2) thereof.

     14. Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not so described and filed.

     15. The Bonds conform, as to legal matters, in all material respects to the descriptions thereof contained in the Final Prospectus, and the statements set forth in the Final Prospectus under the headings "The Transition Bonds," "The Sale Agreement," "The Servicing Agreement" and "The Indenture" accurately summarize in all material respects the Sale Agreement, the Servicing Agreement and the Indenture.

     16. The description of statutes and regulations set forth in the Final Prospectus under the headings "Risk Factors," "The Texas Electric Choice Plan," "Reliant Energy's Financing Order," "Retail Electric Providers," "How a Bankruptcy May Affect Your Investment" and "ERISA Considerations" fairly describe in all material respects the portions of the statutes and regulations addressed thereby.

     17. A bankruptcy court would hold that compliance with those provisions of the Amended and Restated Limited Liability Company Agreement of the Issuer requiring the prior unanimous consent of the Managers to commence a Voluntary Case (as defined in such opinion) is necessary in order to commence a Voluntary Case.

     18. A bankruptcy court (a) would hold that the bankruptcy or dissolution of Reliant would not, by itself, cause the Issuer to be dissolved or its affairs to be wound up, and (b) would follow applicable state law by holding that a judgment creditor of Reliant may not satisfy its claims against Reliant by asserting these claims directly against the assets of the Issuer and (c)(i) that the Issuer is a separate legal entity and (ii) that the existence of the Issuer as a separate legal entity will continue until the cancellation of its Certificate of Formation.

     19. In the event of a case under the Bankruptcy Code involving Reliant as debtor (whether or not the Issuer is a debtor in a case under the Bankruptcy Code at the same time), a bankruptcy court would not disregard the separate limited liability company existence of the Issuer so as to consolidate the Issuer's assets and liabilities with those of Reliant.

     20. If Reliant were to become a debtor under the Bankruptcy Code, a court would hold that the Transition Property (including the revenues and collections thereon) is not property of the estate of Reliant under Section 541(a)(1) or
(a)(6) of the Bankruptcy Code and Section 362(a) of the Bankruptcy Code would not apply to prevent Reliant in its capacity as Servicer from paying Collections (as defined in such opinion) to the Issuer and its assigns.

     21. Based on the provisions of the PURA (as defined in such opinion), the Sale Agreement, the Bill of Sale and the Financing Order noted in the opinion and under the governing law of the State of Texas, Reliant's transfer of the Transition Property to the Issuer will, upon such transfer, be treated as a true sale and not as a secured financing.

     22. The portion of the amounts collected from retail customers by retail electric providers that is attributable to Transition Charges billed to the retail electric providers pursuant to Schedule TC are "transition charges" within the meaning of the Texas Electric Choice Plan and that the amounts paid by the retail electric providers to the Servicer pursuant to Schedule TC are also "transition charges" within the meaning of the Texas Electric Choice Plan.

     23. Under the Contract Clauses of the United States Constitution and the Texas Constitution, the State of Texas, including the State of Texas acting through the Texas Commission, could not, consistent with the United States Constitution or the Texas Constitution, take any action of a legislative character, including the repeal or amendment of the Texas Electric Choice Plan, which would substantially impair the value of the Transition Property or substantially reduce, alter or impair the Transition Charges in a manner violative of the Pledge (as defined in such opinion), unless such action is a reasonable exercise of the sovereign powers of the State of Texas and of a character reasonable and appropriate to the important public purpose justifying such action.

     24. Under existing case law the State of Texas could not repeal or amend the Texas Electric Choice Plan, or take any other action in contravention of the Pledge, that substantially impairs the rights of the Bondholders without paying just compensation to the Bondholders, as determined by a court of competent jurisdiction, if doing so (a) under the federal Takings Clause, would constitute a permanent appropriation of a substantial property interest of the Bondholders in the Transition Property and deprive the Bondholders of their reasonable expectations arising from their investments in the Bonds or (b) under the Texas Takings Clause, did not accomplish a legitimate goal (i.e., was not substantially related to the health, safety or general welfare of the people) or was not reasonable, as determined under a case-by-case analysis taking into account such factors as whether the action taken would render the Bonds wholly useless, would cause a disproportionate diminution in economic value to the Bondholders or was for the State's own advantage.

     25. Based on certain assumptions set forth therein, statements of legal conclusion set forth under the heading "Material Federal Income Tax Consequences for the Transition Bondholders" in the Final Prospectus reflect such counsel's opinions on the material tax consequences of the purchase, ownership and disposition of the Bonds based on the Internal Revenue Code of 1986, the franchise tax statutes of the State of Texas and applicable regulations thereunder, all as in effect on the date of such opinion, and on reported judicial decisions and administrative rulings.

     26. Pursuant to Section 39.309 of the Texas Electric Choice Plan, (a) upon the delivery of the executed Sale Agreement and the Bill of Sale from Reliant to the Issuer and the filing of the Notice of Transfer (as defined in such opinion) with the Secretary of State of the State of Texas, the transfer of the Transition Property (including revenues and collections of or arising from Transition Charges) shall be perfected against Reliant, as Seller thereunder, and against third parties, including subsequent judicial or other lien creditors, and (b) upon the delivery of the executed Indenture from the Issuer to the Trustee and the filing of the Notice of Security Interest (as defined in such opinion) with the Secretary of State of the State of Texas, the security interest in the Transition Property (including revenues and collections of or arising from Transition Charges) granted by the Issuer to the Trustee shall be perfected against the Issuer and against third parties, including subsequent judicial or other lien creditors. The Notices (as defined in such opinion) are in appropriate form and have been executed and filed in the Office of the Secretary of State of the State of Texas.

     27. Upon the issuance of the Bonds and the filing of the Notices with the Secretary of State of the State of Texas, (a) the Indenture creates in favor of the Trustee a security interest in the rights of the Issuer in the Transition Property including collections and revenues of or arising from Transition Charges to secure the Bonds, (b) such security interest is valid and enforceable against the Issuer and third parties, and has attached under the Texas Electric Choice Plan, (c) such security interest is perfected under the Texas Electric Choice Plan, and (d) such perfected security interest is of first priority under the Texas Electric Choice Plan.

     28. Searches have been made of the transition property notices filed in the Office of the Secretary of State of the State of Texas and based on the Search Report (as defined in such opinion), there is not on file under the Texas Electric Choice Plan any filing that purports to cover the Transition Property, other than the Notices.

     29. Under the laws of the State of Texas, the Indenture is effective to create in favor of the Trustee, as trustee for the benefit of the holders of the Bonds from time to time issued and outstanding, a valid security interest in all of the right, title and interest of the Issuer in, to and under the Trust Estate as collateral security under Article 9 of the Uniform Commercial Code as in effect in the State of Texas on the date of such opinion (the "Texas UCC"), except to the extent set forth in Section 9.109(c) and (d) of Article 9 of the Texas UCC.

     30. The provisions of Section 8.02 of the Indenture are effective to create in favor of the Trustee, as trustee for the benefit of the holders of the Bonds from time to time issued and outstanding, a valid security interest in all of the right, title and interest of the Issuer in, to and under the "securities account," as such term is defined in Section 8.02(a)(ii) of the Indenture, and all "security entitlements," as such term is defined in Section 8-102(a)(17) of the Texas UCC, carried therein or credited thereto from time to time. Under
Section 9.305(a)(3) of the Texas UCC, the local law of the securities intermediary's jurisdiction as specified in Section 8.110(e) of the Texas UCC governs perfection, the effect of perfection or nonperfection in the securities account and security entitlements. Under Section 11.13 of the Indenture, for purposes of Section 8.110(e), the jurisdiction of the Securities Intermediary is the State of New York. Upon the establishment of the securities account in accordance with the provisions of the Indenture, the security interest in all securities entitlements are perfected by "control" within the meaning of Sections 8-106(d) and 9-106 of the Uniform Commercial Code as in effect in the State of New York on the date of such opinion (the "New York UCC"). Perfection of the security interest in all securities entitlements carried in a securities account also constitutes perfection of the security interest in such securities account and under Section 9.328(1) of the New York UCC, such security interest will have priority over any security interest held by a secured party perfected by a means other than control.

     31. Based solely on the legal opinion of Richards, Layton & Finger, P.A. dated the same date as such opinion (the "Delaware Opinion"), concerning the following matters under Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date of such opinion (the "Delaware UCC"), (a) the Financing Statement (as defined in such opinion) is in an appropriate form for filing in the State of Delaware under Section 9-502(a) and 9-516 of the Delaware UCC and (b) insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Secretary of State of the State of Delaware, the Trustee will have a perfected security interest in the Issuer's rights in that portion of the Trust Estate that may be perfected by the filing of a UCC financing statement with the Secretary of State of the State of Delaware and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC).

     32. Under the Texas UCC, and with respect to the application of Delaware law regarding perfection and priority of the security interests described in paragraph 31 above, based upon the Delaware Opinion, upon the filing of the Financing Statement with the Secretary of State of the State of Delaware, the Trustee will have a first priority security interest in the Issuer's rights in that portion of the Trust Estate that may be perfected by the filing of a UCC financing statement with the Secretary of State of the State of Delaware and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC).

     33. Insofar as Article 9 of the Texas UCC is applicable (without regard to conflict of laws principles), the provisions of the Indenture are sufficient to constitute authorization by the Issuer of the filing of the Financing Statement for purposes of Section 9.509 of the Texas UCC.

     34. Under Section 9.102(70) a "registered organization" is an organization organized solely under the law of a single State or the United States and as to which the State or the United States must maintain a public record showing the organization to have been organized. Under Section 9.307(e) of the Texas UCC, a registered organization is located in its jurisdiction of organization. The Issuer is a limited liability company organized under the laws of the State of Delaware and, therefore, under Section 9.307 of the Texas UCC the Issuer is a registered organization located in the State of Delaware.

     35. The rights and interests of Reliant under the Financing Order are not subject to the lien and operation of the Mortgage (as defined in such opinion). As a result, Reliant can sell its rights and interests under the Financing Order to the Issuer without any limitations, restrictions or requirements imposed by the Mortgage and the transition property will not be subject to the lien of the Mortgage in the hands of the Issuer.

     36. The Financing Order has been duly authorized and issued by the Texas Commission in accordance with all applicable laws, rules and regulations; the Financing Order and process by which it was issued comply with all applicable laws, rules and regulations, including the Texas Electric Choice Plan; and, the Financing Order, as interpreted by the Texas Commission's September 18 Order (as defined in such opinion), is in full force and effect. The Financing Order and the Texas Commission's actions on September 17, 2001, as reflected in the September 18 Order, are final and nonappealable.

     37. The Texas Electric Choice Plan was duly enacted by the Legislature of the State of Texas in accordance with all applicable laws and is in full force and effect. The validity of the Texas Electric Choice Plan (insofar as it relates to the transactions contemplated in the Basic Documents) is not the subject of any pending appeal or litigation. In June 2001, the Supreme Court of Texas in Power Choice, Inc. v. Public Utility Commission of Texas, Case No. 00-0821 (reh denied) unanimously upheld the constitutionality of the provisions of the Texas Electric Choice Plan relevant to the Transaction. Therefore, it is our opinion that the provisions of the Texas Electric Choice Plan relevant to the Transaction are constitutional under the Texas

Constitution. There has been no challenge to the constitutionality of the Texas Electric Choice Plan under the United States Constitution.

     38. The Financing Order authorizes the issuance of the Bonds, the transfer of the Transition Property to the Issuer, the imposition of the Transition Charges and the periodic adjustments of the Transition Charges, and the sections of the Financing Order authorizing the foregoing are irrevocable.

     39. Under the Texas Electric Choice Plan neither the State, the Texas Commission nor any other Texas governmental entity has the authority, directly or indirectly, legally or equitably to take or permit any action that impairs the value of transition property, or, except for periodic adjustments required to be made pursuant to the true-up mechanism required by Section 39.307 of the Texas Electric Choice Plan and specified in the Financing Order, reduce, alter, or impair the Transition Charges until the principal, interest and premium and any other charges incurred and contracts to be performed in connection with the Bonds have been paid and performed in full.

     40. The Transition Property conveyed to the Issuer in the Sale Agreement and the Bill of Sale, including the irrevocable right to impose, collect and receive Transition Charges and the revenues and collections from the Transition Charges, is "transition property" within the meaning of Sections 39.302(8) and
39.304 of the Texas Electric Choice Plan.

     41. The Bonds are "transition bonds" within the meaning of Section 39.302(6) of the Texas Electric Choice Plan and the Bonds are entitled to the protections provided under the Texas Electric Choice Plan.

     42. There is no judicial, statutory or constitutional authority in the State of Texas for a voter initiative or referendum for the purpose of amending or repealing the Texas Electric Choice Plan.

     43. Under the Texas Electric Choice Plan the provisions of that statute are severable, such that if any provision of the Texas Electric Choice Plan or its application to any person or circumstance is held invalid by any court of competent jurisdiction, the invalidity will not affect any other provision or the applications of the statute which can be given effect without the invalid provision or application.

     44. Upon issuance of the Bonds, the Pledge will give rise to a contractual obligation for purposes of the Contract Clauses (as defined in such opinion).

     45. Any challenge to the constitutionality of the provisions of the PURA relevant to securitization under the United States Constitution would be rejected.

     46. The Indenture constitutes a legal, valid and binding agreement, enforceable under Texas law against the Trustee and the Securities Intermediary in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. Certain of the remedial provisions of the Indenture may not be enforceable under applicable laws or judicial decisions, but in our opinion such laws or judicial decisions would not substantially interfere with the practical realization of the principal benefits expressed in the Indenture, except for the economic consequences of any procedural delay that may result from such laws or decisions.

     In addition to the opinions listed above, such counsel shall also state the following:

     We have participated in conferences with officers and other representatives of the Issuer and Reliant, representatives of the independent public accountants of the Issuer and Reliant, and representatives of the Underwriters, at which conferences the contents of the Registration Statement and the Final Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus or any of the documents incorporated by reference in the Registration Statement and the Final Prospectus (except to the extent set forth in paragraphs 15 and 16 above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement (except for (A) the operating statistics and financial statements contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements), (B) the other financial and statistical information contained or incorporated by reference therein, and (C) the exhibits thereto, as to which we have not been asked to comment), as of the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, as amended, supplemented or modified by the filing of a document incorporated by reference therein if so amended, supplemented or modified (except for (A) the operating statistics and financial statements contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements) and (B) the other financial and statistical information contained or incorporated by reference therein), as of the date of the Final Prospectus contained, or as of the date of such opinion contains, any untrue statement of a material fact or omitted, or as of the date of such opinion omits, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                                                                       EXHIBIT C

  Opinion of Richard, Layton and Finger, P.A., Special Delaware Counsel to the
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                                     Issuer
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     1.  The Issuer has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

     2. The Amended and Restated Limited Liability Company Agreement of the Issuer (the "Issuer LLC Agreement") constitutes a legal, valid and binding agreement of the Member (as defined in such opinion), and is enforceable against the Member, in accordance with its terms.

     3. If properly presented to a Delaware court, a Delaware court applying Delaware law, would conclude that (a) in order for a Person (as defined in such opinion) to file a voluntary bankruptcy petition on behalf of the Issuer, the prior unanimous consent of the Managers (as defined in such opinion), including each of the Independent Managers (as defined in such opinion), as provided for in Section 4.04(b) of the Issuer LLC Agreement, is required and (b) such provision, contained in Section 4.04(b) of the Issuer LLC Agreement, that requires the prior unanimous consent of the Managers, including each of the Independent Managers, in order for a Person to file a voluntary bankruptcy petition on behalf of the Issuer, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

     4.  Under the Delaware Limited Liability Company Act (6 Del.C. (S) 18-101,
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et seq.) (the "LLC Act") and the Issuer LLC Agreement, the Bankruptcy (as
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defined in such opinion) or dissolution of the Member will not, by itself, cause the Issuer to be dissolved or its affairs to be wound up.

     5. While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member's share of any profits and losses of the Issuer and the Member's right to receive distributions of the Issuer's assets (the "Member's Interest"), and the court may appoint a receiver of the share of the distributions due or to become due to the Member in respect of the Issuer, the receiver shall have only the rights of an assignee of the Member's Interest. Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer. Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the Issuer.

     6. Under the LLC Act (a) the Issuer is a separate legal entity, and (b) the existence of the Issuer as a separate legal entity shall continue until the cancellation of the Issuer's Certificate of Formation.

     7. The Financing Statement (as defined in such opinion) is in an appropriate form for filing in the State of Delaware under Section 9-502(a) and 9-516 of the Delaware UCC (as hereinafter defined).

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     8.   Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the "Delaware UCC") is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Secretary of State of the State of Delaware, the Trustee will have a perfected security interest in the Issuer's rights in that portion of the Trust Estate that may be perfected by the filing of a UCC financing statement with the Secretary of State of the State of Delaware (the "Filing Collateral") and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC), and such security interest will be prior to any other security interest granted by the Issuer that is perfected solely by the filing of financing statements under the Delaware UCC. Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the Secretary of State of the State of Delaware is the appropriate place to file a financing statement to perfect a security interest except for as-extracted collateral or timber to be cut (as described in Section 9-501(a)(1)(A) of the Delaware UCC) or fixture filings where the collateral is goods that are or are to become fixtures (as described in Section 9-501(a)(1)(B) of the Delaware UCC).

     9. The Search Report (as defined in such opinion) sets forth the proper filing office and the proper debtor necessary to identify those Persons (as defined in such opinion) who under the Delaware UCC have on file financing statements against the Issuer covering the Filing Collateral as of the Effective Time (as defined in such opinion). The Search Report identifies no secured party who has filed with the Secretary of State of the State of Delaware a financing statement naming the Issuer as debtor and describing the Filing Collateral prior to the Effective Time.

     10. Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the provisions of the Indenture are sufficient to constitute authorization by the Issuer of the filing of the Financing Statement for purposes of Section 9-509 of the Delaware UCC.

     11. Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), for purposes of the Delaware UCC, the Issuer is a "registered organization" (as defined in Section 9-102(a)(70) of the Delaware
UCC).

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